    As filed with the Securities and Exchange Commission on September 5, 2001
                           Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         CRESCENT FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

           NORTH CAROLINA                               56- 2259050
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)

                              1005 High House Road
                           Cary, North Carolina 27513
                                 (919) 460-7770

   (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

            Crescent Financial Corporation Director Compensation Plan
                            (Full title of the plan)

                               MICHAEL G. CARLTON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         CRESCENT FINANCIAL CORPORATION
                              1005 HIGH HOUSE ROAD
                           CARY, NORTH CAROLINA 27513
                                 (919) 460-7770
                     (Name and address of agent for service)

                                 WITH COPIES TO:
                                 ---------------
                            ANTHONY GAETA, JR. , ESQ.
                               ERIK GERHARD, ESQ.
                             GAETA & GLESENER, P.A.
                        808 SALEM WOODS DRIVE, SUITE 201
                          RALEIGH, NORTH CAROLINA 27615
                                 (919) 845-2558

                       CALCULATION OF REGISTRATION FEE (1)

======================================================================================================================
                                                    Proposed Maximum           Proposed
  Title of Securities         Amount to be           Offering Price        Maximum Aggregate          Amount of
    to be Registered           Registered              Per Share            Offering Price      Registration Fee (1)
----------------------------------------------------------------------------------------------------------------------
      Common Stock               20,000                   (1)                $181,200 (1)              $45.30
    $1.00 Par Value
======================================================================================================================

(1) The shares of Common Stock are being offered to directors of Registrant and its direct and indirect subsidiaries pursuant to the terms of the Crescent Financial Corporation Director Compensation Plan (the "Plan") adopted by Registrant in connection with the reorganization of Crescent State Bank into a holding company form of organization whereby Crescent State Bank became the wholly-owned subsidiary of the Registrant. Pursuant to Rule 457(c), the Aggregate Offering Price and the Registration Fee have been calculated on the basis of the average of the bid and asked price as of August 31, 2001.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Explanatory Note

         As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I (Items 1 and 2) of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plans as required by Rule 428(b) under the Securities Act of 1933 ("Securities Act"). Such documents are not being filed with the Commission as part of this Registration Statement or prospectuses or prospectus supplements pursuant to Rule 424.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         The following documents filed by Registrant with the Commission under the Securities Act are incorporated herein by reference:

         (i) Registrant's Form 8-K filed pursuant to Rule 12g-3, promulgated under the Securities Act of 1933, as amended, on July 2, 2001;

         In addition, all documents subsequently filed with the Commission by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Registrant is incorporated under the laws of the State of North Carolina. North Carolina's Business Corporation Act (the "BCA") contains provisions prescribing the extent to which directors and officers of a corporation shall or may be indemnified.

         The BCA permits a corporation, with certain exceptions, to indemnify a current or former officer or director against liability if he acted in good faith and he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, (ii) in all other cases, that his conduct was at least not opposed to its best interests and (iii) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         A corporation may not indemnify him in connection with a proceeding by or in the right of the corporation in which he was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he as adjudged liable on the basis that personal benefit was improperly received by him unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such reasonable expenses incurred which the court shall deem proper.

         The BCA requires a corporation to indemnify an officer or director in the defense of any proceeding to which he was a party against reasonable expenses to the extent that he is wholly successful on the merits or otherwise in his defense. Indemnification under the BCA generally shall be made by the corporation only upon a determination that indemnification of the director or officer was proper under the circumstances because he met the applicable standard of conduct. Such determination may be made by (i) the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding, (ii) if such a quorum is not obtainable, by majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time party to such proceeding; (iii) if such quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iv) by the stockholders of the corporation.

         The BCA permits a corporation to provide for indemnification of directors and officers in its Articles of Incorporation or Bylaws or by contract or otherwise, against liability in various proceedings, and to purchase and maintain insurance policies on behalf of these individuals. The Articles of Incorporation of the Registrant provide for the elimination of the personal liability for monetary damages for certain breaches of fiduciary duty and the Bylaws of the Registrant provide for the indemnification of directors and officers to the maximum extent permitted by North Carolina law.

Item 7.  Exemption From Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The following exhibits are filed herewith or incorporated herein by reference as a part of the Registration Statement.

         Exhibit Number         Description
         --------------         -----------

             4.1 Specimen of Registrant's Common Stock certificate (filed herewith).

             5.1 Opinion of Gaeta & Glesener, P.A. as to the legality of the securities being registered (filed herewith).

            23.1                Consent of Dixon Odom PLLC (filed herewith).

            23.2 Consent of Gaeta & Glesener, P.A. (contained in the opinion filed herewith as Exhibit 5).

            24.1                Power of Attorney (filed herewith).

            99.1                Director Compensation Plan (filed herewith).




Item 9.  Undertakings

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sells securities, a post-effective amendment to this Registration Statement to:

                            (i)           Include any Prospectus required by
                                          Section 10(a)(3) of the Securities Act
                                          of 1933;

                            (ii) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement.
                                          Notwithstanding the foregoing, any
                                          increase or decrease in volume of
                                          securities offered (if the total
                                          dollar value of securities offered
                                          would not exceed that which was
                                          registered) and any deviation from the
                                          low or high end of the estimated
                                          maximum offering range may be
                                          reflected in the form of prospectus
                                          filed with the Commission pursuant to
                                          rule 424(b) if, in the aggregate, the
                                          changes in volume and price represent
                                          no more than a 20% change in the
                                          maximum aggregate offering price set
                                          forth in the "Calculation of
                                          Registration Fee" table in the
                                          effective Registration Statement; and

                            (iii) Include any additional or changed material information with respect to the plan of distribution.

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned registrant hereby undertakes that, if the Registrant offers the securities to existing security holders under warrants or rights and the Registrant reoffers to the public any securities not taken by security holders, with any modifications that suit the particular case, the Registrant will supplement the Prospectus, after the end of the subscription period, to include the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase and the terms of any later reoffering. If the underwriters make any public offering of the securities on terms different from those on the cover page of the prospectus, the Registrant will file a post-effective amendment to state the terms of such offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 4, 2001.

                                               CRESCENT FINANCIAL CORPORATION

                                               By: /s/ Michael G. Carlton
                                                   ----------------------
                                                   Michael G. Carlton
                                                   President and Chief Executive
                                                   Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                  CAPACITY
---------                                  --------

/s/ Michael G. Carlton                     President and Chief Executive Officer
----------------------
Michael G. Carlton

/s/ Bruce W. Elder                         Chief Financial Officer
------------------
Bruce W. Elder

/s/ Brent D. Barriger *                    Director
-----------------------
Brent D. Barringer

/s/ Joseph S. Colson, Jr. *                Director
---------------------------
Joseph S. Colson, Jr.

/s/ Bruce I. Howell *                      Director and Chairman
---------------------
Bruce I. Howell

/s/ James A. Lucas *                       Director
--------------------
James A. Lucas

/s/ Kenneth A. Lucas *                     Director
----------------------
Kenneth A. Lucas

/s/ Sheila Hale Ogle *                     Director
----------------------
Sheila Hale Ogle

/s/ Larry W. Pegram *                      Director
---------------------
Larry W. Pegram

/s/ Jon S. Rufty *                         Director
------------------
Jon S. Rufty

/s/ Harry D. Stephenson *                  Director
-------------------------
Harry D. Stephenson

/s/ Stephen K. Zaytoun *                   Director
------------------------
Stephen K. Zaytoun

*  By: /s/ Michael G. Carlton
       ----------------------
           Attorney-in-fact

                                  EXHIBIT INDEX
                                  -------------

     EXHIBIT
     NUMBER        DESCRIPTION OF EXHIBIT
     ------        ----------------------
       4.1         Specimen of Registrant's Common Stock

       5.1 Opinion of Gaeta & Glesener, P.A. as to the legality of the securities being registered

      23.1         Consent of Dixon Odom PLLC

      23.2         Consent of Gaeta & Glesener, P.A.       Included in Exhibit 5

      24.1         Power of Attorney

      99.1         Director Compensation Plan